Exhibit 10.5
FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT
Great Hills Plaza
Westech 360
Park Centre
Austin, Texas

THIS FIRST AMENDMENT TO REAL ESTATE SALE AGREEMENT (this "Amendment") is made effective as of February 26, 2013 (the "Effective Date"), by and between TPG-GREAT HILLS PLAZA LLC, a Delaware limited liability company ("TPG-Great Hills"), TPG-WESTECH 360 LLC, a Delaware limited liability company ("TPG-Westech") and TPG-PARK 22 LLC, a Delaware limited liability company ("TPG-Park 22") (TPG-Great Hills, TPG-Westech and TPG-Park 22 are at times referred to herein individually as a "Seller" and collectively as the "Sellers"), and KBS Capital Advisors LLC, a Delaware limited liability company ("Purchaser") and constitutes a part of that certain Real Estate Sale Agreement between the parties dated as of February 22, 2013 (the "Agreement"). All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement. In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:
1.    The first sentence of Section 2.1 of the Agreement is hereby deleted and replaced with the following:
“The sum of  One Million and 00/100 Dollars ($1,000,000.00) (the "Initial Deposit") on February 26, 2013 by the wire transfer of immediately available United States federal funds to Heritage Title Company of Austin, Inc., whose address is 401 Congress Avenue, Suite 1500, Austin, Texas 78701, Attention: Brenda Hindsman (the "Title Company" or "Escrow Agent". The Initial Deposit, together with the Additional Deposit (as defined in Section 8.1.3 below), are referred to in this Agreement as the "Deposit".”
2.    The following sentence is added as the last sentence of Section 8.1.3 of the Agreement:
“If Purchaser has not terminated this Agreement prior to the expiration of the Inspection Period, Purchaser shall, on or before the date which is one (1) business day following last day of the Inspection Period, deliver to the Title Company an additional deposit in the amount of Six Million Six Hundred Thousand and No/100 Dollars ($6,600,000.00) (the "Additional Deposit").”
3.    Miscellaneous.

(a)
Except as amended by this Amendment, the Agreement remains effective in accordance with its terms. The terms of this Amendment will control over any conflicts between it and the terms of the Agreement. Any and all of the terms and provisions of the Agreement are hereby amended and modified where necessary, and even though not specifically addressed herein, so as to conform to the amendments and modifications set forth in this Amendment.

(a)
This Amendment may be executed in a number of identical counterparts, and a facsimile or electronic mail transmission shall be binding on the party or parties whose signatures appear thereon. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one amendment, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives as of the date first above written.

TPG-GREAT HILLS:

TPG-GREAT HILLS PLAZA LLC,
a Delaware limited liability company

By:	/s/ Paul S. Rutter
Name:	Paul S. Rutter
Title:	Vice President

TPG-WESTECH 360:

TPG-WESTECH 360 LLC,
a Delaware limited liability company

By:	/s/ Paul S. Rutter
Name:	Paul S. Rutter
Title:	Vice President

TPG-PARK 22:

TPG-PARK 22 LLC,
a Delaware limited liability company

By:	/s/ Paul S. Rutter
Name:	Paul S. Rutter
Title:	Vice President

[Signatures continue on next page]

PURCHASER:

KBS CAPITAL ADVISORS LLC
a Delaware limited liability company

By:	/s/ Brian Ragsdale
Name:	Brian Ragsdale
Title:	Executive Vice President

[End of signatures]

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